UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 23, 2019

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2019, Amendment No. 2 (the “AAP Amendment”) to the Eighth Amended and Restated Limited Partnership Agreement of Plains AAP, L.P. (“AAP”) dated November 15, 2016 (as amended by Amendment No. 1 thereto dated September 26, 2018, the “AAP LP Agreement”) was executed by its general partner, Plains All American GP LLC, to revise the definition of the term “Permitted Transfer” thereunder to allow EMG Investment, LLC (“EMG”) to make transfers of its Partnership Group Interests (consisting of an equal number of Class A Units of AAP, Class B Shares of Plains GP Holdings, L.P. (“PAGP”) and Holdings GP Units of PAA GP Holdings LLC (“GP Holdings”)) to one or more of its members, provided that any such transfer, when considered together with contemporaneous transfers by EMG of any portion of its Partnership Group Interests to affiliates of such member, involves an aggregate of no less than 125,000 Partnership Group Interests.

The foregoing description is qualified in its entirety by reference to the full text of the AAP Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, EMG transferred approximately 19.9 million Partnership Group Interests to certain of its members at their election, including John T. Raymond and another long-term investor who, in the aggregate, received approximately 14.6 million of the transferred Partnership Group Interests. Through such interests and his other direct holdings, Mr. Raymond retains a significant interest in the general partner of PAGP and Plains All American Pipeline, L.P. (“PAA”).  On May 23, 2019, EMG also redeemed approximately 4.0 million Partnership Group Interests and transferred the resulting PAA common units to certain of its members.  On May 28, 2019, EMG elected to exercise the exchange right and the redemption right associated with approximately 15.5 million Partnership Group Interests and subsequently sold the resulting PAGP Class A shares and PAA common units.  As a result of these transactions, EMG’s Qualifying Interest (as defined in the Third Amended and Restated Limited Liability Company Agreement of GP Holdings (the “GP Holdings LLC Agreement”)) in AAP was reduced to below 10%, which caused EMG to lose its right to designate a Director under the GP Holdings LLC Agreement.  Pursuant to Section 6.1(a)(iv) of the GP Holdings LLC Agreement, effective May 30 2019, (i) Mr. Raymond was automatically removed from the GP Holdings Board and (ii) the remaining Directors elected Mr. Raymond to continue to serve as a Class I Director of GP Holdings until his successor is duly elected and qualified at our 2020 annual meeting, or until his earlier death, resignation or removal.  Mr. Raymond will also continue to serve as a member of the compensation committee.  For a discussion of the relationships between PAA and Mr. Raymond, please see PAA’s definitive proxy statement filed on April 11, 2019.

ITEM 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amendment No. 2 dated May 23, 2019 to the Eighth Amended and Restated Limited Partnership Agreement of Plains AAP, L.P. dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: May 30, 2019	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President